Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of CurrencyShares® Swedish Krona Trust and to the incorporation by reference therein of our report dated January 14, 2016, with respect to the financial statements of CurrencyShares® Swedish Krona Trust included in its Annual Report (Form 10-K) for the year ended October 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia

January 14, 2016